Exhibit 99.1

Nevro Announces Preliminary Unaudited Fourth Quarter and Fiscal Year 2017 Revenue

Company Provides Worldwide Revenue Guidance for Full Year 2018

Redwood City, Calif., January 8, 2018 - Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative, evidence-based solutions for the treatment of chronic pain, today announced its preliminary unaudited revenue for the fourth quarter and year ended December 31, 2017.

The company announced that preliminary unaudited fourth quarter worldwide revenue is expected to be in the range of $97.4 to $97.9 million, compared to $70.5 million in the fourth quarter of 2016.

Preliminary unaudited U.S. revenue for the fourth quarter of 2017 is expected to be in the range of $80.7 to $81.0 million.  Preliminary unaudited international revenue for the fourth quarter of 2017 is expected to be in the range of $16.7 to $16.9 million.

Nevro’s preliminary unaudited full year 2017 revenue is expected to be in the range of $326.1 to $326.6 million compared to $228.5 million in 2016.

Worldwide Revenue Guidance for Full Year 2018

The company expects worldwide revenue for the full year 2018 to be in the range of $400.0 to $410.0 million.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the SENZA® spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain. The SENZA® system is the only SCS system that delivers Nevro's proprietary HF10™ therapy. Senza, Senza II, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements with respect to our business, capital resources, strategic initiatives and growth reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations for its fourth quarter and full year 2017 worldwide, U.S. and international revenue; and its expectations for worldwide revenue for the full year 2018. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2017 and our Quarterly Report on Form 10-Q filed on November 6, 2017, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our preliminary operating results for the quarter and full year ended December 31, 2017 are subject to adjustment as we complete our year-end audit and other processes and are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Nevro Investor Relations

Katherine Bock

(650) 433-3247

ir@nevro.com

SOURCE Nevro Corp.